UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2015

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

On November 10, 2015, Lam Research Corporation, a Delaware corporation (the “Company”), entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which amends and restates the Company’s existing unsecured Credit Agreement, dated as of March 12, 2014 (as amended by Amendment No. 1, dated as of March 5, 2015, the “Existing Credit Agreement”) in the form attached as Exhibit A to the Amendment and Restatement Agreement. The Existing Credit Agreement, as amended and restated by the Amendment and Restatement Agreement, is referred to herein as the “Restated Credit Agreement.”

The Restated Credit Agreement provides for an increase to the Company’s revolving unsecured credit facility, from $300 million under the Existing Credit Agreement to $750 million under the Restated Credit Agreement. The facility provides for a sublimit for borrowing in certain foreign currencies, and a sublimit for the issuance of letters of credit on the Company’s or its subsidiaries’ behalf. The facility provides for an expansion option that will allow the Company, subject to certain requirements, to request an increase in the facility of up to an additional $250 million, for a potential total commitment of $1 billion. The facility matures on November 10, 2020 (the “Restated Credit Agreement Maturity Date”). The proceeds of the loans may be used by the Company for general corporate purposes. As of November 10, 2015, no amount was outstanding under this facility.

The loans under the Restated Credit Agreement bear interest, at the Company’s option, at (x) a base rate determined in accordance with the Restated Credit Agreement, plus a spread of 0.00% to 0.50%, or (y) a LIBOR rate plus a spread of 0.90% to 1.50%, in each case with such spread determined based on the rating of the Company’s non-credit enhanced, senior unsecured long-term debt. Principal, together with all accrued and unpaid interest, is due and payable on the Restated Credit Agreement Maturity Date. Additionally, the Company has agreed to pay the lenders a commitment fee at a quarterly rate that varies depending on the Company’s rating as described above.

The Restated Credit Agreement contains customary affirmative and negative covenants. Affirmative covenants include, among other things, delivery of financial statements, compliance certificates and notices; maintenance of properties and insurance; preservation of existence; and compliance with applicable laws and regulations. Negative covenants include, among other things, limitations on liens; limitations on subsidiary indebtedness; limitations on mergers, consolidations and sales of assets; changes in the nature of the business; and limitations on affiliate transactions. The Restated Credit Agreement also contains financial covenants that require the Company to maintain (i) a consolidated debt to capitalization ratio of no more than 0.50 to 1.00 (the “Capitalization Covenant”), provided that, until and including the earlier of (x) the end of the first two consecutive full fiscal quarters following the Amendment and Restatement Agreement’s closing date that the Company is in compliance with the Capitalization Covenant and (y) December 31, 2017, if the Company is not in compliance with the Capitalization Covenant, the Company will be deemed not to have violated the Capitalization Covenant so long as the Company’s consolidated debt to adjusted EBITDA ratio is less than or equal to 4.50 to 1.00 for the period of four fiscal quarters then ended, and (ii) liquidity of no less than $1.0 billion, in each case determined in accordance with the Restated Credit Agreement.

The Restated Credit Agreement also contains customary events of default including, among other things, payment defaults, breaches of covenants or representations and warranties, cross-defaults with certain other indebtedness, bankruptcy and insolvency events and change in control of the Company, subject to grace periods in certain instances. Upon an event of default, the lenders may declare all or a portion of the outstanding obligations payable by the Company to be immediately due and payable and exercise other rights and remedies provided for under the Restated Credit Agreement.

Certain of the lenders under the Restated Credit Agreement and their respective affiliates are currently performing, have performed, and may in the future perform, various commercial banking, investment banking, and other financial advisory services for the Company and its subsidiaries, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Restated Credit Agreement, which is attached as Exhibit A to the Amendment and Restatement Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Term Loan Agreement

On November 10, 2015, the Company entered into an unsecured term loan agreement (the “Term Loan Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank, USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citibank, N.A., as joint bookrunners and joint lead arrangers, and the lenders and other agents named therein. The Term Loan Agreement provides for a $900 million senior unsecured term loan facility composed of two tranches: (i) a $375.0 million tranche of 3-year senior unsecured loans (the “3-Year Tranche”); and (ii) a $525.0 million tranche of 5-year senior unsecured loans (the “5-Year Tranche”). The 3-Year Tranche matures on November 10, 2018 (the “3-Year Tranche Maturity Date”) and the 5-Year Tranche matures on November 10, 2020 (the “5-Year Tranche Maturity Date”). The proceeds of the loans will be used only to finance, in part, the Company’s acquisition of KLA-Tencor Corporation (“KLA-Tencor”) and to pay fees and expenses in connection therewith.

The funding of the loans under the Term Loan Agreement on the closing date of the acquisition of KLA-Tencor is subject to several conditions, including completion of the acquisition, the non-occurrence of a Target Material Adverse Effect (as defined in the Term Loan Agreement), the accuracy of certain representations and warranties related to both the Company and KLA-Tencor, the absence of certain defaults by the Company, the delivery of certain financial statements of the Company and KLA-Tencor, the payment of certain fees and expenses, the delivery of certain customary closing documents and other conditions to completion more fully set forth in the Term Loan Agreement.

The loans under the Term Loan Agreement bear interest, at the Company’s option, at (x) a base rate determined in accordance with the Term Loan Agreement, plus a spread of 0.000% to 0.750% for the 3-Year Tranche and 0.125% to 1.000% for the 5-Year Tranche, or (y) a LIBOR rate plus a spread of 1.000% to 1.750% for the 3-Year Tranche and 1.125% to 2.000% for the 5-Year Tranche, in each case with such spread determined based on the rating of the Company’s non-credit enhanced, senior unsecured long-term debt. The loans shall amortize in equal quarterly amounts as set forth in the Term Loan Agreement. Any remaining balance for each tranche, together with all accrued and unpaid interest, is due and payable on the 3-Year Tranche Maturity Date or the 5-Year Tranche Maturity Date, as applicable. Additionally, the Company has agreed to pay the lenders a commitment fee at a quarterly rate that varies depending on the Company’s rating as described above.

The Term Loan Agreement contains affirmative covenants, negative covenants, financial covenants and events of default that are substantially similar to those in the Restated Credit Agreement.

Certain of the lenders under the Term Loan Agreement and their respective affiliates are currently performing, have performed, and may in the future perform, various commercial banking, investment banking, and other financial advisory services for the Company and its subsidiaries, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Joinder Agreement to Commitment Letter

In connection with the Company’s existing debt commitment letter (the “Commitment Letter”), dated as of October 20, 2015, with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (the “Original Commitment Parties”), Lam entered into a joinder agreement (the “Joinder Agreement”), dated as of November 10, 2015, with JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., BNP Paribas, Deutsche Bank AG Cayman Islands Branch, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFG, Ltd., Wells Fargo Bank, N.A., DBS Bank Ltd., HSBC Bank USA, N.A., PNC Capital Markets LLC, and SunTrust Bank (the “Additional

Commitment Parties”), pursuant to which, among other things, the Additional Commitment Parties have committed, on a several but not joint basis, to participate in the financing of the senior unsecured bridge loan facility described in the Commitment Letter (the “Bridge Facility”), at commitment levels as described in Schedule I of the Joinder Agreement, and on the same terms and conditions as are applicable to each of the Original Commitment Parties in respect of the Bridge Facility under the Commitment Letter, as amended by the Joinder Agreement.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement, a copy of which is being filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 2.03.

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Forward Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Lam Research Corporation’s (“Lam”) and KLA-Tencor Corporation’s (“KLA-Tencor”) current expectations, estimates and projections about its respective business and industry, management’s beliefs, and certain assumptions made by Lam and KLA-Tencor, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to: (1) references to the anticipated benefits of the proposed transaction; (2) the expected industry leadership, future technical capabilities and served markets of the individual and/or combined companies; (3) projections of pro forma revenue, cost synergies, revenue synergies, cash flow, market share and other metrics, whether by specific market segment, or as a whole, and whether for each individual company or the combined company; (4) market expansion opportunities and systems and products that may benefit from sales growth as a result of changes in market share or existing markets; (5) technological achievements that may be realized by the combined company, (6) the allocation of merger consideration in the transactions; (7) the financing components of the proposed transaction; (8) potential financing opportunities, together with sources and uses of cash; (9) potential dividend growth rates; and (10) the companies’ ability to achieve the closing conditions and the expected date of closing of the transaction.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that may cause such a difference in connection with the proposed transaction include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities or the stockholders of KLA-Tencor or Lam are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of KLA-Tencor or Lam; (5) the ability of KLA-Tencor and Lam to retain and hire key personnel; (6) competitive responses to the proposed transaction and the impact of competitive products; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; (10) the terms and availability of the indebtedness planned to be incurred in connection with the transaction; and (11) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry and overall economy as well as the financial performance and expectations of Lam’s and KLA-Tencor’s existing and prospective customers. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Lam will file with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this document, which speak only as of this date. Neither Lam nor KLA-Tencor undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of Lam, KLA-Tencor, or the merged company, whether following the implementation of the proposed transaction or otherwise.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Lam’s overall business, including those more fully described in Lam’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended June 28, 2015 and its quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2015, and KLA-Tencor’s overall business and financial condition, including those more fully described in KLA-Tencor’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended June 30, 2015 and its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2015.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the stockholders of each of Lam and KLA-Tencor for their consideration. Lam intends to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of Lam and KLA-Tencor. Each of Lam and KLA-Tencor will provide the joint proxy statement/prospectus to their respective stockholders. Lam and KLA-Tencor also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document that Lam or KLA-Tencor may file with the SEC in connection with the proposed transaction. Investors and security holders of Lam and KLA-Tencor are urged to read the joint proxy statement/prospectus and any other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lam on Lam’s Investor Relations website (investor.lamresearch.com) or by writing to Lam Research Corporation, Investor Relations, 4650 Cushing Parkway, Fremont, CA 94538-6401 (for documents filed with the SEC by Lam), or by KLA-Tencor on KLA-Tencor’s Investor Relations website (ir.kla-tencor.com) or by writing to KLA-Tencor Corporation, Investor Relations, One Technology Drive, Milpitas, California 95035 (for documents filed with the SEC by KLA-Tencor).

Participants in the Solicitation

Lam, KLA-Tencor, their respective directors, and certain of their respective executive officers, other members of management and employees, may, under SEC rules, be deemed to be participants in the solicitation of proxies from Lam and KLA-Tencor stockholders in connection with the proposed transaction. Information regarding the persons who, under SEC rules, are or may be deemed to be participants in the solicitation of Lam and KLA-Tencor stockholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about Lam’s executive officers and directors in its definitive proxy statement filed with the SEC on September 21, 2015. You can find more detailed information about KLA-Tencor’s executive officers and directors in its definitive proxy statement filed with the SEC on September 24, 2015. Additional information about Lam’s executive officers and directors and KLA-Tencor’s executive officers and directors will be provided in the above-referenced Registration Statement on Form S-4 when it becomes available.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment and Restatement Agreement, dated November 10, 2015 among Lam Research Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders listed therein, and all exhibits and schedules attached thereto.

10.2	Term Loan Agreement, dated November 10, 2015, among Lam Research Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders listed therein, and all exhibits and schedules attached thereto.

10.3	Joinder Agreement, dated as of November 10, 2015, among Lam Research Corporation and the other agents and lenders listed therein, and the schedule attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2015

LAM RESEARCH CORPORATION

By:	/s/ Douglas R. Bettinger
Douglas R. Bettinger
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

10.1	Amendment and Restatement Agreement, dated November 10, 2015 among Lam Research Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders listed therein, together with Exhibit A thereto.

10.2	Term Loan Agreement, dated November 10, 2015, among Lam Research Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders listed therein.

10.3	Joinder Agreement, dated as of November 10, 2015, among Lam Research Corporation and the other agents and lenders listed therein, and the schedule attached thereto.